Exhibit 99.1

Date:	January 30, 2024	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS FOURTH QUARTER 2023 AND
FULL YEAR RESULTS
~~•~~Q4 diluted EPS from continuing operations of $3.16; adjusted diluted EPS from continuing operations of $3.69
•Q4 net sales from continuing operations +10% (organic +8%)
•FY 2023 diluted EPS from continuing operations of $14.05; adjusted diluted EPS from continuing operations of $15.33
•FY 2024 diluted EPS from continuing operations expected range of $14.40-$14.90; adjusted diluted EPS from continuing operations expected range of $16.00-$16.50
SHELTON, CT. (January 30, 2024) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter and full year ended December 31, 2023.
“Hubbell delivered a strong finish to a strong year,” said Gerben Bakker, Chairman, President and CEO. “For the full year 2023, the Company generated over 40% operating profit and earnings growth for our shareholders, while accelerating investments back into our business to serve our customers and drive long-term growth and productivity. We also continued to execute on our strategy to create a focused portfolio of critical infrastructure solutions aligned around grid modernization and electrification.”

Mr. Bakker continued, “Fourth quarter results reflect double-digit sales growth, along with significant margin expansion and operating profit growth. Price realization remains strong, supported by leading service levels, and year-over-year volumes were positive in the quarter. In Utility Solutions, transmission markets were robust, while strong growth in communication and controls was driven by backlog conversion. Utility distribution markets continued to be impacted by channel inventory normalization as anticipated, and telecom markets were weak in the quarter. Electrical Solutions growth was driven by both price and volume, while effective execution drove another quarter of strong year-over-year margin expansion. Industrial end markets were solid, and renewables and datacenter verticals each contributed double-digit growth. While commercial markets were modest in the quarter, channel inventory levels have largely stabilized in electrical products markets.”
Mr. Bakker concluded, “I am proud of the performance our employees delivered to customers and for shareholders in 2023. Looking ahead, I am confident that the investments we are making in our business will enable us to build on our leading positions with customers in front of and behind the meter, and that we can continue to drive attractive profitable growth for shareholders in 2024 and beyond.”
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic net sales growth", "Restructuring-related costs", "adjusted EBITDA", and certain other "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 9 for more information.

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on fourth quarter results from continuing operations in 2023 and 2022.
Utility Solutions segment net sales in the fourth quarter of 2023 increased 13% to $811 million compared to $716 million reported in the fourth quarter of 2022. Organic net sales increased 9% compared to the fourth quarter of 2022, while acquisitions added 4%. Total Utility T&D Components net sales increased approximately 4% and Utility Communications and Controls net sales increased by approximately 48% in the fourth quarter of 2023 as compared to the fourth quarter of 2022. Utility Solutions segment operating income in the fourth quarter of 2023 was $143 million, or 17.6% of net sales, compared to $109 million, or 15.2% of net sales in the same period of 2022. Adjusted operating income was $174 million, or 21.4% of net sales, in the fourth quarter of 2023 as compared to $123 million, or 17.2% of net sales in the same period of the prior year. The increases in operating income and operating margin were primarily due to price realization in excess of cost inflation and volume growth, partially offset by increased investment.
Electrical Solutions segment net sales in the fourth quarter of 2023 of $534 million increased 6% from $503 million in the fourth quarter of 2022. Organic net sales increased 6% in the quarter. Electrical Solutions segment operating income in the fourth quarter of 2023 was $83 million, or 15.5% of net sales, compared to $63 million, or 12.5% of net sales in the same period of 2022. Adjusted operating income was $88 million, or 16.5% of net sales, in the fourth quarter of 2023 as compared to $72 million, or 14.3% of net sales in the same period of the prior year. Increases in operating income and operating margin were primarily due to price realization in excess of cost inflation and volume growth.
During the fourth quarter, the Company acquired Northern Star Holdings, Inc. (commercially known as Systems Control), a manufacturer of substation control and relay panels, for approximately $1.1 billion, using cash and cash equivalents and the proceeds from a $600 million term loan. The Company also entered into an agreement during the quarter to sell its residential lighting business for a cash purchase price of $131 million. The residential lighting sale is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first quarter of 2024.
Adjusted diluted EPS from continuing operations in the fourth quarter 2023 results exclude $0.32 of amortization of acquisition-related intangible assets and $0.21 of transaction, integration, and separation costs. Adjusted diluted EPS from continuing operations in the fourth quarter 2022 results exclude $0.31 of amortization of acquisition-related intangible assets and $0.02 of pension charge.

Net cash provided by operating activities from continuing operations was $346 million in the fourth quarter of 2023 versus $242 million in the comparable period of 2022. Free cash flow (defined as net cash provided by operating activities less capital expenditures) was $284 million in the fourth quarter of 2023 versus $180 million reported in the comparable period of 2022.

SUMMARY & OUTLOOK

For the full year 2024, Hubbell anticipates total sales growth of 8-10% and organic sales growth of 3-5%. Closed acquisitions, net of the pending divestiture of residential lighting, are anticipated to contribute approximately 5% to total sales growth.
Hubbell expects 2024 GAAP diluted earnings per share from continuing operations in the range of $14.40 to $14.90 and adjusted diluted earnings per share from continuing operations (“Adjusted EPS”) in the range of $16.00 to $16.50. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.60 per share for the full year. The Company believes Adjusted EPS is a useful measure of underlying financial performance in light of our acquisition strategy.
The diluted earnings per share and Adjusted EPS ranges are based on an adjusted tax rate of approximately 22.5% and include approximately $0.25 of anticipated restructuring and related investment. The Company expects full year 2024 free cash flow of approximately $800 million.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its fourth quarter 2023 and full year financial results today, January 30, 2024 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, channel inventory normalization, continuing to build on leading positions with customers, market positioning, portfolio actions becoming net accretive to adjusted earnings per share in 2024, continued investment for long-term growth and productivity, driving attractive profitable growth for our shareholders in 2024 and beyond, and the timing of the closing on the sale of our residential lighting business, and all statements, including our projected financial results, set forth in the “Summary & Outlook” section above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, "intend", "depend", “plan”, “estimated”, "predict", “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, "prospective", "forecast" “projected”, "purport", "might", “if”, "contemplate", “potential”, "pending", "target", "goals", "scheduled" “will”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: business conditions, geopolitical conditions (including the wars in Ukraine and Israel, as well as trade tensions with China) and changes in general economic conditions in particular industries, markets or geographic regions, and ongoing softness in the residential markets, as well as the potential for a significant economic slowdown, continued inflation, stagflation or recession, higher interest rates, and higher energy costs; our ability to offset increases in material and non-material costs through price recovery and volume growth; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the United States, United Kingdom, and other countries, including changes in U.S. trade policies; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans, regulatory issues, changes in tax laws including multijurisdictional implementation of the Organisation for Economic Co-operation and Development's comprehensive base erosion and profit shifting plan, or changes in geographic profit mix affecting tax rates and availability of tax incentives; the impact of and the ability to complete and integrate strategic acquisitions; successfully and to obtain the expected financial results thereof, including from the acquisitions of Indústria Eletromecânica Balestro Ltda., EI Electronics LLC, and the Systems Controls business, such as potential adverse reactions or changes to business or employee relationships resulting from completion of the transaction, competitive responses to the transaction, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the company, diversion of management's attention from ongoing business operations and opportunities, and litigation relating to the transaction; the impact of certain divestitures, including the benefits and costs of the proposed sale of our residential lighting business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" sections in the Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2023 revenues of $5.4 billion, Hubbell solutions electrify economies and energize communities. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income from continuing operations, adjusted net income from continuing operations available to common shareholders, adjusted earnings per diluted share from continuing operations, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 7—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2022. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•Transaction, integration, and separation costs associated with our business acquisitions and divestitures. The effects that acquisitions and divestitures may have on our results fluctuate significantly based on the timing, size, and number of transactions, and therefore results in significant volatility in the costs to complete transactions and integrate or separate the businesses. The size of acquisition and divestiture actions taken by the Company in the fourth quarter of 2023 has resulted in a significant increase in these costs, as a result we believe excluding costs, relating to these fourth quarter transactions provides useful and more comparative information to investors to better assess our operating performance.
•Pension charges including settlement charges in 2022.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.
Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.
Organic net sales, a non-GAAP measure, represents net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.
There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below. When we provide our expectations for organic net sales, adjusted effective tax rate, adjusted diluted EPS from continuing operations and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, effective tax rate, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, certain financing costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Sales	$1,345.8	$1,219.6	$5,372.9	$4,947.9
Cost of goods sold	889.6	852.8	3,484.8	3,476.3
Gross profit	456.2	366.8	1,888.1	1,471.6
Selling & administrative expenses	230.6	194.8	849.6	762.5
Operating income	225.6	172.0	1,038.5	709.1
Operating income as a % of Net sales	16.8%	14.1%	19.3%	14.3%
Pension charge	—	(1.1)	—	(7.0)
Interest expense, net	(10.0)	(11.7)	(36.7)	(49.6)
Other (expense) income, net	(6.1)	(2.4)	(18.5)	4.5
Total other expense, net	(16.1)	(15.2)	(55.2)	(52.1)
Income from continuing operations before income taxes	209.5	156.8	983.3	657.0
Provision for income taxes	37.1	32.9	217.3	140.2
Net income from continuing operations	172.4	123.9	766.0	516.8
Less: Net income from continuing operations attributable to noncontrolling interest	(1.4)	(1.0)	(6.2)	(5.5)
Net income from continuing operations attributable to Hubbell Incorporated	$171.0	$122.9	$759.8	$511.3

Earnings per share:
Basic earnings per share from continuing operations	$3.18	$2.29	$14.14	$9.49

Diluted earnings per share from continuing operations	$3.16	$2.27	$14.05	$9.43

Cash dividends per common share	$1.22	$1.12	$4.58	$4.27

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$336.1	$440.5
Short-term investments	12.6	14.3
Accounts receivable (net of allowances of $11.6 and $14.3)	785.4	741.6
Inventories, net	832.9	740.7
Other current assets	129.7	84.3
Assets held for sale-current	70.5	—
TOTAL CURRENT ASSETS	2,167.2	2,021.4
Property, plant, and equipment, net	652.6	528.0
Investments	75.8	65.9
Goodwill	2,533.4	1,970.5
Other intangible assets, net	1,196.0	669.9
Other long-term assets	197.1	146.9
Assets held for sale - non-current	91.9	—
TOTAL ASSETS	$6,914.0	$5,402.6
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$117.4	$4.7
Accounts payable	563.5	529.9
Accrued salaries, wages and employee benefits	173.6	144.2
Accrued insurance	79.1	75.6
Other accrued liabilities	365.2	334.1
Liabilities held for sale - current	24.6	—
TOTAL CURRENT LIABILITIES	1,323.4	1,088.5
Long-term debt	2,023.2	1,437.9
Other non-current liabilities	660.6	505.6
Liabilities held for sale - non-current	17.5	—
TOTAL LIABILITIES	4,024.7	3,032.0
Hubbell Incorporated Shareholders’ Equity	2,877.0	2,360.9
Noncontrolling interest	12.3	9.7
TOTAL EQUITY	2,889.3	2,370.6
TOTAL LIABILITIES & EQUITY	$6,914.0	$5,402.6

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2023	2022
Cash Flows From Operating Activities Of Continuing Operations
Net income from continuing operations attributable to Hubbell	$759.8	$511.3
Depreciation and amortization	149.7	148.5
Deferred income taxes	(16.2)	(27.8)
Stock-based compensation expense	26.5	24.5
Provision for bad debt expense	0.3	7.4
Pension charge	—	7.0
Loss on sale of assets	2.5	3.5
Changes in assets and liabilities, net of acquisitions
Accounts receivable, net	(1.9)	(74.2)
Inventories, net	(42.1)	(66.5)
Accounts payable	13.2	(15.3)
Current liabilities	(4.5)	108.3
Other assets and liabilities, net	2.1	13.2
Contributions to defined benefit pension plans	(20.0)	(12.5)
Other, net	11.4	8.8
Net cash provided by operating activities from continuing operations	880.8	636.2
Cash Flows From Investing Activities Of Continuing Operations
Capital expenditures	(165.7)	(129.3)
Acquisition of businesses, net of cash acquired	(1,211.7)	(177.1)
Proceeds from disposal of business, net of cash	—	332.8
Purchases of available-for-sale investments	(25.4)	(33.7)
Proceeds from sales of available-for-sale investments	21.8	23.0
Other, net	0.8	2.4
Net cash (used in) provided by investing activities from continuing operations	(1,380.2)	18.1
Cash Flows From Financing Activities Of Continuing Operations
Issuance of long-term debt	600.0	—
Issuance of short-term debt	100.0	—
Payment of short-term debt	(2.2)	(4.8)
Payment of dividends	(245.5)	(229.6)
Debt issuance costs	(2.2)	—
Repurchase of common shares	(30.0)	(182.0)
Other, net	(31.6)	(20.7)
Net cash provided by (used in) financing activities from continuing operations	388.5	(437.1)
Cash Flows From Discontinued Operations:
Cash used in operating activities	—	(53.0)
Cash used in investing activities	—	(1.7)
Net cash (used in) provided by discontinued operations	—	(54.7)
Effect of foreign exchange rate changes on cash and cash equivalents	6.9	(8.8)
(Decrease) Increase in cash, cash equivalents and restricted cash	(104.0)	153.7
Cash and cash equivalents, beginning of year	440.5	286.2
Cash and cash equivalents within assets held for sale, beginning of year	—	0.7
Restricted cash, included in other assets, beginning of year	2.8	2.7
Less: Restricted cash, included in other assets	3.2	2.8
Less: Cash and cash equivalents within assets held for sale, end of year	—	—
Cash and cash equivalents, end of year	$336.1	$440.5

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net income from continuing operations attributable to Hubbell (GAAP measure)	$171.0	$122.9	39%	$759.8	$511.3	49%
Amortization of acquisition-related intangible assets	22.5	22.9		76.8	78.6
Transaction, integration & separation costs	13.5	—		13.5	—
Pension charge	—	1.1		—	7.0
Subtotal	$207.0	$146.9		$850.1	$596.9
Income tax effects	7.5	6.0		20.7	21.4
Adjusted net income from continuing operations	$199.5	$140.9	42%	$829.4	$575.5	44%

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$171.0	$122.9		$759.8	$511.3
Less: Earnings allocated to participating securities	(0.4)	(0.3)		(1.8)	(1.3)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$170.6	$122.6	39%	$758.0	$510.0	49%

Adjusted net income from continuing operations	$199.5	$140.9		$829.4	$575.5
Less: Earnings allocated to participating securities	(0.4)	(0.3)		(1.9)	(1.5)
Adjusted net income from continuing operations available to common shareholders [b]	$199.1	$140.6	42%	$827.5	$574.0	44%

Denominator:
Average number of common shares outstanding [c]	53.6	53.6		53.6	53.7
Potential dilutive shares	0.4	0.4		0.4	0.4
Average number of diluted shares outstanding [d]	54.0	54.0		54.0	54.1

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$3.18	$2.29		$14.14	$9.49
Diluted [a] / [d]	$3.16	$2.27	39%	$14.05	$9.43	49%

Adjusted earnings per diluted share from continuing operations [b] / [d]	$3.69	$2.60	42%	$15.33	$10.62	44%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Sales [a]	$1,345.8	$1,219.6	10%	$5,372.9	$4,947.9	9%

Operating Income
GAAP measure [b]	$225.6	$172.0	31%	$1,038.5	$709.1	46%
Amortization of acquisition-related intangible assets	22.5	22.9		76.8	78.6
Transaction, integration & separation costs	13.5	—		13.5	—
Adjusted operating income [c]	$261.6	$194.9	34%	$1,128.8	$787.7	43%

Operating margin
GAAP measure [b] / [a]	16.8%	14.1%	+270 bps	19.3%	14.3%	+500 bps
Adjusted operating margin [c] / [a]	19.4%	16.0%	+340 bps	21.0%	15.9%	+510 bps

Utility Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Sales [a]	$811.4	$716.3	13%	$3,261.7	$2,871.1	14%

Operating Income
GAAP measure [b]	$142.8	$108.9	31%	$706.6	$438.2	61%
Amortization of acquisition-related intangible assets	17.5	14.1		58.3	56.3
Transaction, integration & separation costs	13.2	—		13.2	—
Adjusted operating income [c]	$173.5	$123.0	41%	$778.1	$494.5	57%

Operating margin
GAAP measure [b] / [a]	17.6%	15.2%	+240 bps	21.7%	15.3%	+640 bps
Adjusted operating margin [c] / [a]	21.4%	17.2%	+420 bps	23.9%	17.2%	+670 bps

Electrical Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Sales [a]	$534.4	$503.3	6%	$2,111.2	$2,076.8	2%

Operating Income
GAAP measure [b]	$82.8	$63.1	31%	$331.9	$270.9	23%
Amortization of acquisition-related intangible assets	5.0	8.8		18.5	22.3
Transaction, integration & separation costs	0.3	—		0.3	—
Adjusted operating income [c]	$88.1	$71.9	23%	$350.7	$293.2	20%

Operating margin
GAAP measure [b] / [a]	15.5%	12.5%	+300 bps	15.7%	13.0%	+270 bps
Adjusted operating margin [c] / [a]	16.5%	14.3%	+220 bps	16.6%	14.1%	+250 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	Inc/(Dec)%	2022	Inc/(Dec)%	2023	Inc/(Dec)%	2022	Inc/(Dec)%
Net sales growth (GAAP measure)	$126.2	10.3	$119.5	10.9	$425.0	8.6	$753.8	18.0
Impact of acquisitions	29.5	2.4	21.3	1.9	96.6	1.9	41.8	1.0
Impact of divestitures	—	—	—	—	—	—	(4.0)	(0.1)
Foreign currency exchange	4.2	0.3	(6.3)	(0.5)	3.1	0.1	(16.3)	(0.4)
Organic net sales growth (non-GAAP measure)	$92.5	7.6	$104.5	9.5	$325.3	6.6	$732.3	17.5

Utility Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	Inc/(Dec)%	2022	Inc/(Dec)%	2023	Inc/(Dec)%	2022	Inc/(Dec)%
Net sales growth (GAAP measure)	$95.1	13.3	$104.7	17.1	$390.6	13.6	$536.7	23.0
Impact of acquisitions	29.4	4.1	5.1	0.8	52.7	1.8	10.0	0.4
Impact of divestitures	—	—	—	—	—	—	(4.0)	(0.2)
Foreign currency exchange	1.8	0.3	(1.8)	(0.3)	1.6	0.1	(3.6)	(0.1)
Organic net sales growth (non-GAAP measure)	$63.9	8.9	$101.4	16.6	$336.3	11.7	$534.3	22.9

Electrical Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	Inc/(Dec)%	2022	Inc/(Dec)%	2023	Inc/(Dec)%	2022	Inc/(Dec)%
Net sales growth (GAAP measure)	$31.1	6.2	$14.8	3.0	$34.4	1.7	$217.1	11.7
Impact of acquisitions	0.1	—	16.2	3.3	43.9	2.1	31.8	1.7
Impact of divestitures	—	—	—	—	—	—	—	—
Foreign currency exchange	2.4	0.5	(4.5)	(0.9)	1.5	0.1	(12.7)	(0.6)
Organic net sales growth (non-GAAP measure)	$28.6	5.7	$3.1	0.6	$(11.0)	(0.5)	$198.0	10.6

HUBBELL INCORPORATED
Adjusted EBITDA from Continuing Operations
(unaudited)
(in millions)

	Three Months Ended December 31,
	2023	2022	Change
Net income from continuing operations	$172.4	$123.9	39%
Provision for income taxes	37.1	32.9
Interest expense, net	10.0	11.7
Other (income) expense, net	6.1	2.4
Depreciation and amortization	39.6	40.9
Pension charge	—	1.1
Subtotal	92.8	89.0
Adjusted EBITDA	$265.2	$212.9	25%

	Twelve Months Ended December 31,
	2023	2022	Change
Net income from continuing operations	$766.0	$516.8	48%
Provision for income taxes	217.3	140.2
Interest expense, net	36.7	49.6
Other (income) expense, net	18.5	(4.5)
Depreciation and amortization	149.7	148.5
Pension charge	—	7.0
Subtotal	422.2	340.8
Adjusted EBITDA	$1,188.2	$857.6	39%

HUBBELL INCORPORATED
Restructuring and Related Costs from Continuing Operations Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2023	2022	2023	2022	2023	2022
	Costs of goods sold		S&A expense		Total
Restructuring costs (benefit) (GAAP measure)	$1.2	$2.2	$0.8	$(1.6)	$2.0	$0.6
Restructuring related costs	0.9	1.0	0.2	0.6	1.1	1.6
Restructuring and related costs (benefit) (non-GAAP measure)	$2.1	$3.2	$1.0	$(1.0)	$3.1	$2.2

	Twelve Months Ended December 31,
	2023	2022	2023	2022	2023	2022
	Costs of goods sold		S&A expense		Total
Restructuring costs (GAAP measure)	$4.4	$9.9	$1.0	$0.4	$5.4	$10.3
Restructuring related costs	5.9	4.4	0.4	2.3	6.3	6.7
Restructuring and related costs (non-GAAP measure)	$10.3	$14.3	$1.4	$2.7	$11.7	$17.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Restructuring and related costs included in Cost of goods sold (non-GAAP measure)
Utility Solutions	$0.6	$2.1	$3.3	$7.3
Electrical Solutions	1.5	1.1	7.0	7.0
Total	$2.1	$3.2	$10.3	$14.3
Restructuring and related costs (benefit) included in Selling & administrative expenses (non-GAAP measure)
Utility Solutions	$—	$(0.6)	$0.3	$—
Electrical Solutions	1.0	(0.4)	1.1	2.7
Total	$1.0	$(1.0)	$1.4	$2.7

Impact on Income before income taxes from continuing operations (non-GAAP measure)	$3.1	$2.2	$11.7	$17.0
Impact on Net income available to Hubbell common shareholders - continuing operations (non-GAAP measure)	2.5	1.8	8.9	13.0
Impact on Diluted earnings per share from continuing operations (non-GAAP measure)	$0.05	$0.03	$0.16	$0.24

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2023	December 31, 2022
Total Debt (GAAP measure)	$2,140.6	$1,442.6
Total Hubbell Shareholders’ Equity	2,877.0	2,360.9
Total Capital	$5,017.6	$3,803.5
Total Debt to Total Capital (GAAP measure)	43%	38%
Less: Cash and Investments	$424.5	$520.7
Net Debt (non-GAAP measure)	$1,716.1	$921.9
Net Debt to Total Capital (non-GAAP measure)	34%	24%

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities from continuing operations (GAAP measure)	$345.5	$242.4	$880.8	$636.2
Less: Capital expenditures	(61.9)	(62.1)	(165.7)	(129.3)
Free cash flow (non-GAAP measure)	$283.6	$180.3	$715.1	$506.9